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                         [Letterhead of Eide Bailly LLP]



                         CONSENT OF INDEPENDENT AUDITOR


We consent to the inclusion, in Form S-4, of our audit report on the consolidated financial statements of Lake Area Corn Processors Cooperative as of December 31, 2001 and 2000 and for the periods ended December 31, 2001, 2000 and 1999 as part of the Registration Statement of Lake Area Ethanol, LLC on Form S-4, and to the reference to our firm therein.


/s/ Eide Bailly LLP


Eden Prairie, Minnesota
March 22, 2002